Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated April 16, 2010, relating to the consolidated financial statements of Kaslion Acquisition B.V. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

Deloitte Accountants B.V.

/s/ M.J. van der Vegte
Amsterdam, the Netherlands
April 16, 2010